INSTALLED BUILDING PRODUCTS REPORTS
FIRST QUARTER 2025 RESULTS;
DECLARES REGULAR QUARTERLY CASH DIVIDEND

Columbus, Ohio, May 8, 2025, Installed Building Products, Inc. (the "Company" or "IBP") (NYSE: IBP), an industry-leading installer of insulation and complementary building products, today announced results for the first quarter ended March 31, 2025.
First Quarter 2025 Highlights (Comparisons are to Prior Year Period)
•Net revenue decreased 1.2% to $684.8 million
◦Installation revenue decreased 1.3% to $647.2 million, including sales from IBP's recent acquisitions
◦Other revenue, net of eliminations, which includes IBP’s manufacturing and distribution operations, increased to $37.6 million from $37.0 million
•Net income decreased to $45.4 million
•Adjusted EBITDA* decreased to $102.4 million
•Net income per diluted share was $1.64
•Adjusted net income* was $57.6 million, or $2.08 per diluted share
•Net cash flow from operations increased 8.6% to $92.1 million
•At March 31, 2025, IBP had $298.7 million in cash and cash equivalents
•Repurchased 200,000 shares of common stock at a total cost of $34.3 million
•Declared first quarter dividend of $0.37 per share that was paid to shareholders on March 31, 2025
•Declared annual variable dividend of $1.70 per share that was paid to shareholders on March 31, 2025
Recent Developments
•IBP’s Board of Directors declared the second quarter regular cash dividend of $0.37 per share
•In May 2025, IBP acquired Pro Foamers, Inc., an insulation installer with annual revenue of $4 million
“IBP delivered solid first quarter financial results, reflecting our focus on maintaining a high level of installation service for our customers across the U.S. In the first quarter, our core homebuilding customers continued to navigate industry-wide housing affordability challenges and a slower-than-expected spring selling season. While we expect housing demand to remain connected to changes in affordability and the macroeconomic backdrop this year, we believe the long-term opportunities across our residential and commercial end markets remain attractive,” stated Jeff Edwards, Chairman and Chief Executive Officer.
Mr. Edwards continued: “IBP’s business model sources the vast amount of its products domestically and employs a labor force that is completely based here in the U.S. As such, at present we do not anticipate substantial disruptions to operations or financial impacts to our business directly tied to changing import tariffs. Our business continues to generate strong operating cash flow, and we remain committed to investing in our business and prudently returning capital to shareholders throughout economic cycles. During the first quarter, we completed a couple of small acquisitions and returned $91.1 million of cash to shareholders through $34.3 million in share repurchases and $56.8 million in dividends.”
“Throughout 2025, we will remain focused on the elements of our business that we can control, which includes remaining disciplined in our capital allocation initiatives and working to drive operational and financial improvements,” concluded Mr. Edwards.

Acquisition Update
IBP continues to prioritize profitable growth through its proven strategy of acquiring well-run installers of insulation and complementary building products. To date in 2025, IBP has acquired over $10 million of annual revenue and expects to acquire at least $100 million of annual revenue in 2025.
During the 2025 first quarter and in May 2025, IBP acquired a bolt-on business and completed the following acquisitions:
•In March 2025, IBP acquired Volunteer Building Products, Inc, a South Carolina-based installer of a diverse mix of products including closet shelving, shower doors, and mirrors, primarily in the new residential end market. Volunteer Building Products has annual revenue of nearly $6 million.
•In May 2025, IBP acquired Pro Foamers, Inc., an installer of spray foam and air barrier products in the commercial end market based in Green Bay, Wisconsin with annual revenue of $4 million.
2025 Second Quarter Cash Dividend
IBP’s Board of Directors has approved the Company’s quarterly cash dividend of $0.37 per share, payable on June 30, 2025, to stockholders of record on June 13, 2025. The second quarter regular cash dividend represents a 6% increase from last year’s second quarter cash dividend payment.
Share Repurchases
During the three months ended March 31, 2025, IBP repurchased 200,000 shares of its common stock at a total cost of $34.3 million. At March 31, 2025, the Company had approximately $465.7 million available under its stock repurchase program.
First Quarter 2025 Results Overview
For the first quarter of 2025, net revenue was $684.8 million, a decrease of 1.2% from $692.9 million for the first quarter of 2024. On a consolidated same branch basis, net revenue decreased 4.2% from the prior year quarter. Residential same branch sales within the Company's Installation segment were down 4.6% in the quarter and commercial same branch sales within the Installation segment were down 2.8% from the prior year quarter.
Gross profit declined 4.6% to $223.7 million from $234.5 million in the prior year quarter. Gross profit and adjusted gross profit* as a percent of net revenue were both 32.7%, compared to 33.8% and 33.9% in the same period last year, respectively. Adjusted gross profit primarily adjusts for the Company’s share-based compensation expense.
Selling and administrative expense, as a percent of total revenue, was 21.0% compared to 19.6% in the prior year quarter. Adjusted selling and administrative expense*, as a percent of net revenue, was 20.1% compared to 19.0% in the prior year quarter.
Net income was $45.4 million, or $1.64 per diluted share, compared to $55.9 million, or $1.97 per diluted share in the prior year quarter. Net profit margin for the first quarter was 6.6% compared to 8.1% in the prior year quarter. Adjusted net income* was $57.6 million, or $2.08 per diluted share, compared to $70.2 million, or $2.47 per diluted share in the prior year quarter. Adjusted net profit margin* for the first quarter was 8.4% compared to 10.1% in the prior year quarter. Adjusted net income accounts for the impact of non-core items in both periods, including an addback for non-cash amortization expense related to acquisitions.
EBITDA* was $96.0 million, a 14.9% decrease from $112.8 million in the prior year quarter. Adjusted EBITDA* was $102.4 million, a 12.7% decrease from $117.3 million in the prior year quarter, representing an adjusted EBITDA margin* of 15.0% and 16.9%, respectively.
Net profit, adjusted net profit, and adjusted EBITDA margin reductions during the quarter were primarily due to higher administrative wages and higher facility costs. Additionally, gross profit and adjusted gross profit margins during the quarter were impacted by higher vehicle insurance and depreciation expense.

Conference Call and Webcast
The Company will host a conference call and webcast on May 8, 2025 at 10:00 a.m. Eastern Time to discuss these results. To participate in the call, please dial 877-407-0792 (domestic) or 201-689-8263 (international). The live webcast will be available at www.installedbuildingproducts.com in the investor relations section. A replay of the conference call will be available through June 8, 2025 by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13752165.
Alternatively, participants can register for the call 15 minutes prior to the event by using the call me option for a faster connection to join the conference call. You can enter your phone number and let the system call you right away. Click here for the call me option:
https://callme.viavid.com/viavid/?callme=true&passcode=13746752&h=true&info=company&r=true&B=6

About Installed Building Products
Installed Building Products, Inc. is one of the nation's largest new residential insulation installers and is a diversified installer of complementary building products, including waterproofing, fire-stopping, fireproofing, garage doors, rain gutters, window blinds, shower doors, closet shelving and mirrors and other products for residential and commercial builders located in the continental United States. The Company manages all aspects of the installation process for its customers, from direct purchase and receipt of materials from national manufacturers to its timely supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects in all 48 continental states and the District of Columbia from its national network of over 250 branch locations.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the housing market and the commercial market, our operations, industry and economic conditions, our financial and business model, payment of dividends, the demand for our services and product offerings, expansion of our national footprint and end markets, diversification of our products, our ability to grow and strengthen our market position, our ability to pursue and integrate value-enhancing acquisitions and the expected amount of acquired revenue, our ability to improve sales and profitability, and expectations for demand for our services and our earnings. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intends," "plan," and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, general economic and industry conditions; increases in mortgage interest rates and rising home prices; inflation and interest rates; the material price and supply environment; increased tariffs; the timing of increases in our selling prices; the risk that the Company may reduce, suspend or eliminate dividend payments in the future; and the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. In addition, any future declaration of dividends will be subject to the final determination of our Board of Directors. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

*Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains the non-GAAP financial measures of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (i.e., Adjusted EBITDA divided by net revenue), Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Gross Profit and Adjusted Selling and Administrative expense. The reasons for the use of these measures, reconciliations of EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Gross Profit, and Adjusted Selling and Administrative expense to the most directly comparable GAAP measures and other information relating to these measures are included below following the unaudited condensed consolidated financial statements. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for IBP’s financial results prepared in accordance with GAAP.

INSTALLED BUILDING PRODUCTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited, in millions, except share and per share amounts)

	Three months ended March 31,
	2025	2024
Net revenue	$684.8	$692.9
Cost of sales	461.1	458.4
Gross profit	223.7	234.5
Operating expenses
Selling	35.4	33.3
Administrative	108.4	102.6
Amortization	10.1	10.7
Operating income	69.8	87.9
Other expense, net
Interest expense, net	8.3	11.9
Other expense (income)	0.2	(0.4)
Income before income taxes	61.3	76.4
Income tax provision	15.9	20.5
Net income	$45.4	$55.9
Other comprehensive (loss) income, net of tax:
Net change on cash flow hedges, net of tax benefit (provision) of $1.8 and $(1.7) for the three months ended March 31, 2025 and 2024, respectively.	(5.3)	4.7
Comprehensive income	$40.1	$60.6
Earnings Per Share:
Basic	$1.65	$1.98
Diluted	$1.64	$1.97
Weighted average shares outstanding:
Basic	27,517,419	28,171,444
Diluted	27,695,912	28,385,001

Cash dividends declared per share	$2.07	$1.95

INSTALLED BUILDING PRODUCTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions, except share and per share amounts)

	March 31,	December 31,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$298.7	$327.6
Accounts receivable (less allowance for credit losses of $11.3 and $10.7 at March 31, 2025 and December 31, 2024, respectively)	419.4	433.9
Inventories	198.4	194.6
Prepaid expenses and other current assets	78.2	98.8
Total current assets	994.7	1,054.9
Property and equipment, net	176.4	174.8
Operating lease right-of-use assets	96.9	95.6
Goodwill	435.6	432.6
Customer relationships, net	176.2	178.8
Other intangibles, net	90.7	91.7
Other non-current assets	28.8	31.5
Total assets	$1,999.3	$2,059.9
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$32.6	$32.4
Current maturities of operating lease obligations	34.7	34.3
Current maturities of finance lease obligations	2.8	2.8
Accounts payable	142.3	146.6
Accrued compensation	53.8	66.4
Other current liabilities	78.5	76.5
Total current liabilities	344.7	359.0
Long-term debt	839.8	842.4
Operating lease obligations	61.8	61.0
Finance lease obligations	4.8	5.4
Deferred income taxes	24.4	26.3
Other long-term liabilities	62.9	60.5
Total liabilities	1,338.4	1,354.6
Commitments and contingencies (Note 16)
Stockholders’ equity
Preferred Stock; $0.01 par value: 5,000,000 authorized and 0 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	—	—
Common stock; $0.01 par value: 100,000,000 authorized, 33,766,093 and 33,713,662 issued and 27,610,399 and 27,758,491 shares outstanding at March 31, 2025 and December 31, 2024, respectively	0.3	0.3
Additional paid in capital	268.4	261.3
Retained earnings	853.6	865.5
Treasury stock; at cost: 6,155,694 and 5,955,171 shares at March 31, 2025 and December 31, 2024, respectively	(491.1)	(456.8)
Accumulated other comprehensive income	29.7	35.0
Total stockholders’ equity	660.9	705.3
Total liabilities and stockholders’ equity	$1,999.3	$2,059.9

INSTALLED BUILDING PRODUCTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Three months ended March 31,
	2025	2024
Cash flows from operating activities
Net income	$45.4	$55.9
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization of property and equipment	16.3	13.8
Amortization of operating lease right-of-use assets	8.8	7.6
Amortization of intangibles	10.1	10.7
Amortization of deferred financing costs and debt discount	0.4	0.4
Provision for credit losses	2.1	1.4
Write-off of debt issuance costs	—	1.1
Gain on sale of property and equipment	(0.2)	(0.4)
Non-cash stock compensation	5.9	4.0
Other, net	(2.4)	(3.4)
Changes in assets and liabilities, excluding effects of acquisitions
Accounts receivable	12.4	(3.6)
Inventories	(3.4)	(8.0)
Other assets	11.4	4.0
Accounts payable	(1.6)	(1.4)
Income taxes receivable/payable	11.6	19.7
Other liabilities	(24.7)	(17.0)
Net cash provided by operating activities	92.1	84.8
Cash flows from investing activities
Purchases of property and equipment	(20.2)	(21.8)
Acquisitions of businesses, net of cash acquired of $— in 2025 and 2024, respectively	(8.3)	(4.1)
Proceeds from sale of property and equipment	0.4	0.7
Settlements with interest rate swap counterparties	3.4	4.5
Other	(1.4)	(0.4)
Net cash used in investing activities	$(26.1)	$(21.1)

INSTALLED BUILDING PRODUCTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(unaudited, in millions)

	Three months ended March 31,
	2025	2024
Cash flows from financing activities
Proceeds from Term Loan	$—	$142.9
Payments on Term Loan	(1.3)	(133.0)
Proceeds from vehicle and equipment notes payable	5.8	5.2
Debt issuance costs	—	(1.5)
Principal payments on long-term debt	(7.2)	(7.5)
Principal payments on finance lease obligations	(0.7)	(0.8)
Dividends paid	(56.8)	(54.9)
Acquisition-related obligations	(0.4)	(0.5)
Repurchase of common stock	(34.3)	—
Surrender of common stock awards by employees	—	(0.2)
Net cash used in financing activities	(94.9)	(50.3)
Net change in cash and cash equivalents	(28.9)	13.4
Cash and cash equivalents at beginning of period	327.6	386.5
Cash and cash equivalents at end of period	$298.7	$399.9
Supplemental disclosures of cash flow information
Net cash paid during the period for:
Interest	$14.7	$15.5
Income taxes, net of refunds	0.7	0.8
Supplemental disclosure of non-cash activities
Right-of-use assets obtained in exchange for operating lease obligations	$10.2	$8.8
Property and equipment obtained in exchange for finance lease obligations	0.2	1.2
Seller obligations in connection with acquisition of businesses	0.6	0.6
Unpaid purchases of property and equipment included in accounts payable	3.0	2.8

INSTALLED BUILDING PRODUCTS, INC.
SEGMENT INFORMATION
(unaudited, in millions)

Information on Segments
Our Company has three operating segments consisting of Installation, Distribution and Manufacturing. The Other category reported below reflects the operations of our Distribution and Manufacturing operating segments.

	Three months ended March 31,
Installation Segment	2025	2024
Revenue	$647.2	$655.9
Cost of sales (1)	417.7	419.3
Segment gross profit	$229.5	$236.6
Segment gross profit percentage	35.5%	36.1%
(1)    Cost of sales included in the Installation segment gross profit is exclusive of depreciation and amortization for the three months ended March 31, 2025 and 2024.
The reconciliation of Installation revenue and segment gross profit for each period as shown in the table above to consolidated net revenue and income before income taxes is as follows:

	Three months ended March 31,
	2025	2024
Reconciliation of revenue:
Installation segment revenue	$647.2	$655.9
Other revenue (1)	43.9	40.3
Elimination of inter-segment revenue	(6.3)	(3.3)
Total consolidated net revenue	$684.8	$692.9
Reconciliation of segment gross profit:
Installation segment gross profit	$229.5	$236.6
Other gross profit (1)	11.3	11.8
Elimination of inter-segment gross profit	(1.9)	(1.0)
Less:
Depreciation and amortization	15.2	12.9
Total consolidated gross profit, as reported	223.7	234.5
Operating expenses	153.9	146.6
Operating income	69.8	87.9
Other expense, net	8.5	11.5
Income before income taxes	$61.3	$76.4
(1)    Other revenue and other gross profit include the remaining two operating segments, Distribution and Manufacturing before inter-segment eliminations. These operating segments are each below the quantitative thresholds for being reported as a reportable segment for the three months ended March 31, 2025 and 2024.

INSTALLED BUILDING PRODUCTS, INC.
REVENUE BY END MARKET
(unaudited, in millions)

	Three months ended March 31,
	2025		2024
Installation
Residential new construction	$494.4	72%	$502.8	73%
Repair and remodel	42.4	6%	40.1	6%
Commercial	110.4	17%	113.0	16%
Net revenues - Installation	$647.2	95%	$655.9	95%
Other	37.6	5%	37.0	5%
Net revenue, as reported	$684.8	100%	$692.9	100%

Reconciliation of Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Gross Profit and Adjusted Selling and Administrative Expense measure performance by adjusting GAAP net income, EBITDA, gross profit and selling and administrative expense, respectively, for certain income or expense items that are not considered part of our core operations. We believe that the presentation of these measures provides useful information to investors regarding our results of operations because it assists both investors and us in analyzing and benchmarking the performance and value of our business.
We believe the Adjusted EBITDA measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of our capital structure (primarily interest expense), asset base (primarily depreciation and amortization), items outside our control (primarily income taxes) and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. In addition, we use various EBITDA-based measures in determining the achievement of awards under certain of our incentive compensation programs. Other companies may define Adjusted EBITDA differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted EBITDA may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.
Although we use the Adjusted EBITDA measure to assess the performance of our business, the use of the measure is limited because it does not include certain material expenses, such as interest and taxes, necessary to operate our business. Adjusted EBITDA should be considered in addition to, and not as a substitute for, GAAP net income as a measure of performance. Our presentation of this measure should not be construed as an indication that our future results will be unaffected by unusual or non-recurring items. This measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, this measure is not intended as an alternative to net income as an indicator of our operating performance, as an alternative to any other measure of performance in conformity with GAAP or as an alternative to cash flow provided by operating activities as a measure of liquidity. You should therefore not place undue reliance on this measure or ratios calculated using this measure.
We also believe the Adjusted Net Income measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of certain non-core items such as discontinued operations, acquisition related expenses, amortization expense, the tax impact of these certain non-core items, and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. To make the financial presentation more consistent with other public building products companies, beginning in the fourth quarter 2016 we included an addback for non-cash amortization expense related to acquisitions. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. Other companies may define Adjusted Net Income differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted Net Income may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.

INSTALLED BUILDING PRODUCTS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED NET INCOME CALCULATIONS
(unaudited, in millions, except share and per share amounts)

The tables below reconcile Adjusted Net Income to the most directly comparable GAAP financial measure, net income, for the periods presented therein. We have included Adjusted Net Income in this press release because it is a key measure used by our management team to understand the operating performance and profitability of our business. During the three months ended June 30, 2024, we decided to wind down the operations of a single new commercial end market-oriented branch that focused on the installation of a non-core end product, due to shifting market conditions, an unfavorable contract settlement, and sub-standard operating performance. For the periods ended June 30, September 30, and December 31, 2024 we reported Adjusted Net Income (Loss), Diluted Adjusted Net Income (Loss) per Share, dispositions and net of dispositions in order to provide useful insight and metrics relevant to understanding and evaluating the results of our ongoing operations given plans to close a single new commercial end market-oriented branch. As of the three months ended March 31, 2025, the closing of this branch is essentially complete and its financial results were insignificant. Therefore, we have chosen not to report any financial results for dispositions or net of dispositions in the tables below.
Per share figures may reflect rounding adjustments and consequently totals may not appear to sum.

	Three months ended March 31,
	2025	2024
Net income, as reported	$45.4	$55.9
Adjustments for adjusted net income
Share-based compensation expense	5.9	4.0
Acquisition related expenses	0.5	0.5
Amortization expense (1)	10.1	10.7
Loan refinancing expenses (2)	—	4.1
Tax impact of adjusted items at a normalized tax rate (3)	(4.3)	(5.0)
Adjusted net income	$57.6	$70.2
Weighted average shares outstanding (diluted)	27,695,912	28,385,001
Diluted net income per share, as reported	$1.64	$1.97
Adjustments for diluted adjusted net income, net of tax impact, per share (4)	0.44	0.50
Diluted adjusted net income per share	$2.08	$2.47

(1)    Addback of all non-cash amortization resulting from business combinations.
(2)    Includes $1.1 million of non-cash write-off of capitalized loan expense and $3.0 million of cash paid to third parties in connection with loan refinancing for the three months ended March 31, 2024.
(3)    Normalized effective tax rate of 26.0% applied to periods presented.
(4)    Includes adjustments related to the items noted above, net of tax.

INSTALLED BUILDING PRODUCTS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED GROSS PROFIT CALCULATIONS
(unaudited, in millions)

The table below reconciles Adjusted Gross Profit to the most directly comparable GAAP financial measure, gross profit, for the periods presented therein.

	Three months ended March 31,
	2025	2024
Gross profit	$223.7	$234.5
Share-based compensation expense	0.3	0.3
Adjusted gross profit	$224.0	$234.8

Gross profit margin	32.7%	33.8%
Adjusted gross profit margin	32.7%	33.9%

INSTALLED BUILDING PRODUCTS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED SELLING AND ADMINISTRATIVE EXPENSE CALCULATIONS
(unaudited, in millions)

The table below reconciles Adjusted Selling and Administrative to the most directly comparable GAAP financial measure, selling and administrative, for the periods presented therein.

	Three months ended March 31,
	2025	2024
Selling expense	$35.4	$33.3
Administrative expense	108.4	102.6
Selling and Administrative expense, as reported	143.8	135.9
Share-based compensation expense	5.6	3.8
Acquisition related expenses	0.5	0.5
Adjusted Selling and Administrative expense	$137.7	$131.6

Selling and Administrative expense - % Total revenue	21.0%	19.6%
Adjusted Selling and Administrative expense - % Total revenue	20.1%	19.0%

INSTALLED BUILDING PRODUCTS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA AND ADJUSTED EBITDA CALCULATIONS
(unaudited, in millions)

The tables below reconcile EBITDA and Adjusted EBITDA to the most directly comparable GAAP financial measure, net income, for the periods presented therein. For the periods ended June 30, September 30, and December 31, 2024 we reported Adjusted EBITDA, dispositions and net of dispositions in order to provide useful insight and metrics relevant to understanding and evaluating the results of our ongoing operations given plans to close a single new commercial end market-oriented branch. As of the three months ended March 31, 2025, the closing of this branch is essentially complete and its financial results were insignificant. Therefore, we have chosen not to report any financial results for dispositions or net of dispositions in the tables below.

	Three months ended March 31,
	2025	2024
Net income, as reported	$45.4	$55.9
Interest expense	8.3	11.9
Provision for income tax	15.9	20.5
Depreciation and amortization	26.4	24.5
EBITDA	96.0	112.8
Acquisition related expenses	0.5	0.5
Share based compensation expense	5.9	4.0
Adjusted EBITDA	$102.4	$117.3

Net profit margin	6.6%	8.1%
EBITDA margin	14.0%	16.3%
Adjusted EBITDA margin	15.0%	16.9%

INSTALLED BUILDING PRODUCTS, INC.
SUPPLEMENTARY TABLE
(unaudited)

	Three months ended March 31,
	2025	2024
Period-over-period Growth
Consolidated Sales Growth	(1.2)%	5.1%
Consolidated Same Branch Sales Growth	(4.2)%	2.9%

Installation
Sales Growth	(1.3)%	5.3%
Same Branch Sales Growth	(3.7)%	3.1%

Single-Family Sales Growth	(1.0)%	3.9%
Single-Family Same Branch Sales Growth	(4.5)%	1.5%

Multi-Family Sales Growth	(4.2)%	13.6%
Multi-Family Same Branch Sales Growth	(5.0)%	13.0%

Residential Sales Growth	(1.7)%	5.8%
Residential Same Branch Sales Growth	(4.6)%	3.8%

Commercial Sales Growth(1)	(2.3)%	2.8%
Commercial Same Branch Sales Growth	(2.8)%	(0.8)%

Other (2)
Sales Growth	9.0%	4.1%
Same Branch Sales Growth	(4.1)%	4.1%

Same Branch Sales Growth - Installation
Volume Growth(3)	(5.6)%	(1.4)%
Price/Mix Growth(3)	1.5%	3.8%

U.S. Housing Market(4)
Total Completions Growth	1.3%	5.2%
Single-Family Completions Growth	4.3%	(5.4)%
Multi-Family Completions Growth	(3.5)%	29.1%

(1)    Our commercial end market consists of heavy and light commercial projects.
(2)    Other business segment category includes our manufacturing and distribution businesses operating segments.
(3)    The heavy commercial end market is excluded from these metrics given its much larger per-job revenue compared to our average job.
(4)    U.S. Census Bureau data, as revised.

INSTALLED BUILDING PRODUCTS, INC.
INCREMENTAL REVENUE AND ADJUSTED EBITDA MARGINS
(unaudited, in millions)

Revenue Increase
	Three months ended March 31,
	2025	% Total*	2024	% Total
Same Branch	$(29.0)	NMF	$19.4	57.7%
Acquired	21.0	NMF	14.2	42.3%
Total	$(8.0)	NMF	$33.6	100.0%
*    NMF - Not meaningful figure.

Adjusted EBITDA Margin Contributions *
	Three months ended March 31,
	2025	% Margin*	2024	% Margin
Same Branch(1)	$(18.2)	(62.8)%	$9.7	50.0%
Acquired	3.4	16.2%	2.5	17.6%
Total	$(14.8)	NMF	$12.2	36.3%

(1)    Same branch adjusted EBITDA margin contribution percentage is a percentage of same branch revenue increase.
*    During the three months ended March 31, 2025, same branch and total revenue decreased and same branch and total adjusted EBITDA decreased. The negative % margin result in each reflects a decremental margin. NMF - Not meaningful figure.

Source: Installed Building Products, Inc.

Contact Information:
Investor Relations:
614-221-9944
investorrelations@installed.net